Extension and Modification of Lease

Dated:	August 19th 2014
Original lease dated:	January 1st 2004
Lease Term:	Ten (10) Years
By and Between:	Little Neck Commons, LLC as Landlord and Little Neck Health Connections, Inc.
Lease Modification Between:	
Landlord:	Little Neck Commons, LLC as Landlord and
Tenant:	Neeraj Kumar d/b/a Little Neck Health Connection, Inc.
Premises:	245-16 Hoarace Harding Expressway, Little Neck, New York 11326

The lease referred to is being assigned, modified and extended to reflect the Following:

1. Modified Terms: Tenant currently occupies store for sell of vitamin and natural food store. Tenant is now entering lease extension until July 31, 2024. The original Lease for the store mentioned remains in full force.

The modified terms are as follows:

Minimum Base Rent — If paid before 10th of the month

Period	Annual Base Rent	Monthly Base Rent
9/1/2014-8/30/2015	$ 41,928.00	$ 3,494.00
9/1/2015/-8/30/2016	$ 43,185.84	$ 3,598.82
9/1/2016-8/30/2017	$ 44,481.42	$ 3,706.78
9/1/2017-8/30/2018	$ 45,815.86	$ 3,817.99
9/1/2018-8/30/2019	$ 47,190.33	$ 3,932.53
9/1/2019-8/30/2020	$ 48,606.04	$ 4,050.50
9/1/2020-8/30/2021	$ 50,064.22	$ 4,172.02
9/1/2021-8/30/2022	$ 51,566.15	$ 4,297.18
9/1/2022-8/30/2023	$ 53,113.14	$ 4,426.09
9/1/2023-8/30/2024	$ 54,706.53	$ 4,558.88

2. Section 96(A) of the original lease is voided and replaced to read:
3. At any time after the 19th day of August 2014, should the Lessor undertake to proceed with full or partial demolition of the building, then upon 90 days written notice from the Lessor to the Lessee, of the Lessor's undertaking to demolish, the Lessee agrees to vacate the premises, and surrender the unexpired portion of the term, at the expiry of the above notice period. In the event that Landlord elects to cancel the Lease due to demolition, Tenant and Landlord agree to the following terms and conditions:
   a. If Landlord decides to cancel this Lease, the Landlord must give Tenant sixty (150) days prior written notice of Landlords election to exercise the written right of cancellation, it being understood and agreed that said notice shall be sent certified mail at least sixty (150) days prior to the effective date of cancellation as provided herein

b. The parties expressly agree and acknowledge that Landlord's receipt of prompt possession upon early cancellation and termination of this Lease agreement would not have been entered into but for Tenant's covenant herein.

The parties agree that in the event Tenant shall fail to restore possession to Landlord pursuant to this clause the Landlord may elect:

a. That Tenant shall pay to Landlord as liquidated damages, and not as penalty, the sum of two thousand ($ 2,000.00) dollars per day for each and every day that it continues in possession beyond the effective date of cancellation and termination as set forth herein; and,

b. Landlord may pursue legal damages, including, but not limited to, loss of bargain, use and occupancy, and any other just relief available to it.

Upon the effective date of termination, the Lease shall be deemed null and void without force and effect in law or otherwise. In the event Landlord must commence a summary holdover proceeding in order to remove Tenant, Tenant agrees, in advance, at this time that it:

a. Consents to Landlord making service of process on Tenant by Registered Mail, Return Receipt Requested;
b. Admits the existence of the Lease, the Landlord / Tenant relationship;
c. Admits the existence of the right of Landlord to elect to cancel
d. Admits that the Petitioner is Landlord;
e. Admits that it is Tenant;
f. Admits that the Lease has been terminated; and,
g. Admits any other allegations in the verified petition which are presently required or may be required at the time that such summary proceeding must be commenced.

Tenant has read this demolition clause and its meaning has been explained to it by its attorney and it hereby, by executing this Lease, acknowledges that it understands fully its implication and consequences.

4. This instrument is not valid unless signed by both landlord and tenant.
5. All other terms, covenants and conditions of the lease dated January 1st 2004 and modifications as indicated above shall remain in full force and effect for the duration of the modified lease terms.
6. The parties agree, represent and acknowledge that there was no broker involved on behalf of any party in regard to negotiation and execution of this lease extension agreement.
7. If prior to the commencement of the extended term you default in any of the terms, covenants and conditions of the lease, this agreement shall, at the option of the Landlord, be null and void.
8. Landlord will not enter into a new lease with any Tenant who exclusively sells beer and soda. All Tenants who presently sell beer and soda as of this date may do so.

Agreed and Accepted:

/s/ Little Neck Commons LLC
LANDLORD
Little Neck Commons, LLC

/s/ Neeraj Kumar
TENANT
Neeraj Kumar

Assignment of Lease Agreement

Date: August 19, 2014

Assignor(s): Neeraj Kumar d/b/a Little Neck Health Connection, Inc.

Assignee(s): Jiayue Zhang d/b/a Little Neck Health Connection, Inc.

Guarantor(s): Jiayue Zhang

The Lease and Modification of Lease , which is being assigned herein, is identified as follows;

Landlord: Little Neck Health Connection, LLC

Original Tenant: Neeraj Kumar d/b/a Little Neck Health Connection, Inc.

Original Lease Date: January 1, 2004

Premises: 245-16 Hoarace Harding Expressway, Littlneck, New York 11362

Assignor has received One Dollar and other good and valuable consideration for this assignment.

1. Assignor assigns to the Assignee all the Assignor's right, title and interest in the Lease and the security deposit as stated in the Lease. Any monies due and owing from Assignor shall become the responsibility of the Assignee. All sums due to Landlord have been paid up to **July 31, 2014.**
2. Assignee agrees to pay the rent promptly and perform all of the terms of the Lease as of the date of this Assignment. Assignee assumes full responsibility for the Lease as if Assignee signed the Lease originally as Tenant.
3. Assignee agrees that the obligations assumed shall benefit the Landlord named in the Lease as well as the Assignor.
4. This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.
5. The Assignor and Assignee have signed this Assignment as of the date above.
6. Intentionally Deleted
7. Assignor has transferred the security deposit amount of **$6,988.00** to Assignee.

Agreed and Accepted by:

Assignor: Neeraj Kumar

/s/ Neeraj Kumar

By:

Assignee: Jiayue Zhang

/s/ Jiayue Zhang

By:

Landlord hereby states that the Lease is in full force and effect and consents to this assignment and modification of the Lease. And hereby release Assignor from liability and Guaranty under the original Lease.

Landlord:

/s/ Little Neck Commons LLC

Little Neck Commons, LLC

By: Manoucher Malekan, Member

RIDER TO THE LEASE DATED January 1st 2004 BETWEEN LITTLE NECK COMMONS, LLC AS LANDLORD AND LITTLE NECK HEALTH CONNECTION, INC., AS TENANT.

40. It is agreed and understood that provisions contained in the Rider portion of this Lease, override and/or supplement any conflicting provisions contained in preprinted form part of this Lease.

41. Reserved to the landlord, and not included as part of the demised premises herein, are any and all air rights related to the subject building housing the demised premises.

42. Tenant agrees, for and on its own account, to pay all utility charges consumed by it including but not limited to electricity, gas, water, telephone, etc. Tenant agrees to be responsible for the payment of 100% of the water bill for the premises.

43. In the event that the Tenant is a corporation, any sale or assignment of the shares of the corporation that results in the passage of the controlling interest in such corporation, without the written consent of the Landlord, shall at the option of the Landlord, constitute a breach of a substantial obligation of the Tenant under this lease, and the Landlord, upon five (5) days written notice, shall have the option of canceling and terminating this Lease.

44. In the event the relationship of Landlord and Tenant ceases or terminates by reason of the re-entry of the Landlord under the terms and covenants contained in this Lease, or by the ejectment of the Tenant by summary proceeding or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant will remain liable and will pay in monthly installments the rent which accrues subsequent to abandonment by Tenant or vacating by Tenant or by the re-entry by the Landlord. The Landlord may, at its option, but not obligated to obtain a new Tenant for the premises by re-renting the same. The Landlord shall not be liable, in any way whatsoever, for failure to re-rent the demised premises. It is the object and purpose of the provisions of this paragraph that the Landlord shall be kept whole and shall suffer no damage or loss by way of non-payment of rent by way of diminution in rent. The Tenant waives and will waive all rights to trial by jury in any summary proceeding or in any action brought to recover rent herein which may hereafter be instituted by the Landlord against the Tenant in respect to the demised premises.

45. If Tenant defaults in respect of any of the covenants of this Lease, Landlord shall use, apply or retain the whole or any part of the said security deposit for the payment of any sum or rent due or for any sum which Landlord may spend or be obligated to spend by reason of Tenant's default, omission or non-performance.

46. Upon the signing of this lease agreement, Tenant is depositing with Landlord $ 3,392.41 (the "Security Deposit") as security for the full performance and observance by Tenant of the terms, covenants and conditions of this Lease. Such funds to be held in a non-interest bearing account.

47. Acceptance by the Landlord of monies, check or checks in payment of any installment of rent (or additional rent) made by any person or entity other than the Tenant named herein shall not be deemed an acceptance of such person or entity as tenant nor as a consent or acquiescence to an assignment of this Lease or subletting of the premises. Further, acceptance by the Landlord of any payment from a third party shall in no manner absolve the Tenant of the performance of its obligations pursuant to the terms of this Lease.

48. Intentionally Omitted

49. The Landlord's responsibility for repairs of structural parts of the building shall be limited to those structural repairs necessitated by and through normal and usual wear and tear necessitated as a result of normal

damage caused by the elements. The structural parts of the building for the purpose of this lease consists of the foundation, out side walls and the roof.

50. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or affect any provisions in this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

51. Tenant agrees to indemnify and save Landlord and any ground and underlying lessor(s) of the Premises harmless from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused by any person or property arising, directly or indirectly, out of the business conducted in or the use and/or occupancy of the premises or occurring in, on or about the premises or any part thereof, or arising directly or indirectly, from any act or omission of Tenant or any concessionaire or sub-tenant or their respective licensees, servants agents, employees or contractors, and from and against any and all cost, expenses and liabilities incurred in connection with any such claims and/or proceedings brought thereon.

52. This instrument constitute the whole agreement between the parties. There are no representations, warranties, terms, obligations or conditions other than therein contained, and no variation thereof shall be deemed valid unless signed by the parties with the same formalities as this Lease. No waiver of any term, conditions or obligation herein shall be deemed a Waiver of similar terms, nor shall a waiver of any breach be deemed a waiver of subsequent breach of the same or other nature. No agreement of surrender or to accept a surrender shall be deemed valid unless in writing signed by each of the parties.

53. Tenant covenants and agrees, at its own cost and expense, at all times during the term of this lease, to repair, replace and maintain in good order and condition and repair the premises and each and every part thereof, including, without limitation, any air conditioning units and systems; sprinkler system; electrical systems; equipment; facilities and fixtures; in the premises. Tenant shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, which may be necessary or required in or about the premises so that at all times the said premises shall be in thorough good condition and repair. Tenant, at its own cost and expense, shall clean and remove all snow and ice from the sidewalk in front, and rear of the premises and in the street 18 inches from the curb.

Tenant shall not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

54. The Tenant hereby represents and warrants that no broker participated in the transaction resulting in this Lease and that tenant did not see the demised premises through assistance of a broker or finder. Tenant further covenants, warrants and represents to Landlord that there was no broker instrumental in consummating this lease except for NONE (the "Broker"), and no conversations, or negotiations were had with any other broker concerning the renting of the demised premises. Tenant shall indemnify, defend, hold and save Landlord harmless against any and all liability from any claims of any broker except the Broker in connection with the renting of the demised premises (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with this transaction).

55. Tenant agrees to obtain General Public Liability Insurance for the mutual benefit of the Landlord and the Tenant, with **Landlord as named insured**, in amount of $1,000,000,.00 (One Million) Dollars for each person and $2,000,000.00 (Two Million) for each accident, plus property damage in the amount of $150,000.00 (One hundred and fifty thousand) Dollars, such policies shall be supplied to the Landlord at least five (5) days prior to the date Tenant takes possession of the demised premises.

Tenant shall purchase at its own cost and expense:

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(A) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment, and all contents therein;

(B) Intentionally Omitted

(C) Plate Glass Insurance with respect to all plate and other glass in the premises unless Landlord consents to Tenant being a self-insurer with respect to plate glass;

(D) Worker's Compensation Insurance covering all persons employed, directly or indirectly, in connection with Tenant's use.

56. In the event of the filing of any mechanic's lien against the property as a result of contract(s) entered into by the Tenant or as a result of work ordered by the Tenant, the Tenant agrees to remove or bond said mechanic's lien or liens within ten (10) days after filing of such lien or liens. Tenant's failure to do so shall constitute default under the terms of this lease.

57. Any improvements made by the Tenant which may not be removed from the realty without injury at the expiration of the Lease shall become the property of the Landlord and may not be removed by the Tenant at the expiration of this Lease.

58. Throughout the term of this Lease, the Tenant will execute and comply with, at the Tenant's own cost and expense, all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the demised premises, or to the then occupancy thereof, of the City of New York, State and Federal Government, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters, and of each corporation, officials, body or organization hereafter possessing any of the authority or exercising any of the functions now possessed or exercised by any of the above-mentioned corporation, officials, bodies or organizations, it being the intention of the parties that the Tenant shall and does hereby assume the entire responsibility of executing and complying with said laws, rules, orders, ordinances and regulations, whether the work required be ordinary, structural or otherwise. The Tenant may, however, at its own cost and expense contest by due legal proceeding, the validity of any such law, rule, order, ordinance or regulation.

59. In the event that any license, permit, certificate or authorization shall be required by any municipal agency incidental to the use or nature of occupancy by the Tenant, it shall be the obligation of the Tenant to procure and furnish such license, permit, certificate or authorization, at its own cost and expense.

60. In the event the fire or liability insurance premium for the building housing the demised premises increases as a result of the Tenants occupancy and/or use, the Tenant, upon ten (10) days notice, shall pay to the Landlord as additional rent the amount of the increase in insurance premium within five (5) days. Tenant's failure to pay such increase shall constitute a default under this Lease and the Tenant shall pay five percent (5%) penalty per month on the amount due, if the amount due is not paid within the five (5) days.

61. It is agreed and understood that the Tenant shall, at its own cost and expense, be responsible for the maintenance, repair of the sidewalk in front of the demised premises.

62. Tenant hereby expressly waives the service of notice or intention to reenter or to institute legal proceedings for re-entry and any and all rights of redemption conferred by statute or otherwise, to the extent legally authorized, upon the expiration or sooner termination of the term of this Lease in accordance with the provisions of this Lease or upon the entry of judgment for recovery of possession through any action or proceeding.

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63. Not withstanding anything to the contrary provided in this Lease it is understood and agreed that in the event of a fire in the demised store that destroys thirty percent (30%) of the demised store, this Lease shall be canceled upon the option of the Landlord, by giving the Tenant ten (10) days written notice.

64. In the event an action is brought by the Landlord under this Lease for summary proceedings, in addition to the rent herein the Tenant shall be responsible for all expenses, costs, disbursements, and reasonable legal fees of such action.

65. It is understood and agreed that the Tenant shall at all times be responsible for installation, repairs and maintenance of its own heating system, air conditioning system, plumbing system, gas lines and electrical system (wiring and electric meter) servicing the demised premises. Tenant is responsible to provide his own heat and hot water. Tenant shall install, at its own cost and expense, gas and electric meters for the Tenant's use if such meters do not exist at the premises. Any needed plumbing or wiring in the demised premises shall be performed by a licensed and insured electrician or plumber.

66. Landlord shall not be required to pay interest, or other increments on the Security Deposit. Tenant shall not use said security deposit towards any rent due. Security will only be returned to Tenant after expiration of the lease term provided Tenant is not in default of any of the lease terms, all rent and additional rent is paid in full, Tenant has surrendered the demised premises and returned keys to Landlord and premises are in broom clean condition upon surrender.

67. It is agreed and understood that the Tenant shall take good care of the premises and shall at the Tenant's own cost and expense make all repairs inside and outside the store, including the installation of a new store front and gates, new floor, and drop ceiling if needed. Further, the Tenant agrees to clean and remove any existing debris or garbage that may be present in the store at his own cost and expense.

68. The Tenant shall clean the sidewalk and the gutter to the extent of 18" inches from the curb in front of the store premises, in accordance with the requirements of the City of New York, and shall be liable for any fines levied by any agency for failure of comply with such regulations and such fines shall be considered additional Rent.

69. It is agreed that throughout the term of this Lease, the Tenant shall be responsible for the removal of any snow, ice and sleet that may accumulate on the (1) sidewalk in front and driveway in rear of the demised store. Tenant shall furnish the landlord with a policy of liability insurance that insures and indemnifies the Landlord against any injury, loss or damage that occurs in the above described sidewalk and/or driveway areas. If the Tenant fails to purchase the appropriate insurance coverage, the Landlord may secure, at the expense of the tenant, a policy of liability insurance that indemnifies the Landlord against any injury, losses or damage.

70. ASSIGNMENT

I. Except as otherwise provided, Tenant, and its successors and assigns, expressly covenant that it shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or permit the demised premises or any part thereof, to be used by others without Landlord's prior written consent which shall not be unreasonably withheld based on the criteria as hereinafter provided. The consent of Landlord to any assignment shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or future assignment.

II. If the tenant is a corporation, the transfer, whether by sale, operation of law, merger, consolidation, reorganization or otherwise, of any of the stock of the Tenant shall be deemed to be an assignment of this Lease within the meaning of this Article.

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III. (a) Upon obtaining the Landlord's prior written consent, the Tenant may assign this lease. Should the tenant wish to make such assignment it shall notify Landlord in writing of such intention and shall submit to Landlord in writing: (i) the name of the proposed assignee; (ii) the terms and conditions of the proposed assignment; (iii) the nature and character of the business of the proposed assignee; (iv) evidence of the proposed assignee's financial status and business experience (the nature of such evidence to be determined by the Landlord); and (v) any other information reasonably requested by Landlord. Within thirty (30) days after Tenant's having given Landlord such notice and the information set forth above, together with other information reasonably requested by Landlord, Landlord shall inform Tenant whether it consents to such assignment or subletting. Without limiting the foregoing, Landlord may withhold its consent to any assignment if it determines that the proposed assignee lacks sufficient experience in its field or sufficient financial resources to maintain the business permitted by this lease.

(b) It is expressly agreed that in the event it is judicially determined that Landlord has improperly withheld its consent to any proposed assignment, Landlord shall not be subject to any monetary or other liability, but Tenant's only right shall be to compel Landlord to consent to the proposed assignment.

IV. Each assignment pursuant to this Article shall be made subject to all of the terms, covenants and conditions of this Lease, and shall be conditioned on the assumption in writing of any such assignee (the form and substance of which must be approved by Landlord), of all of the Tenant's liabilities and obligations under this Lease. In addition, a fully-executed copy of the assignment and assumption agreement must be delivered to landlord within ten (10) days of the execution thereof. Tenant expressly covenants and agrees that notwithstanding any such assignment and/or assumption by an assignee of the terms, covenants and conditions required to be performed by Tenant under this Lease, Tenant shall continue to remain fully liable for all of its obligations under the terms, covenants and conditions of this Lease, including, without limitation, the obligation to pay all Rent due hereunder.

V. In event that the Landlord agrees to an assignment of the Lease, the Tenant must pay to the landlord by certified check or in cash a Transfer Fee which shall be the equivalent of **ONE** months rent (rent at time of assignment). This sum shall not be considered as rent or additional rent. The Transfer Fee shall be payable for each and every subsequent assignment of this Lease.

VI. Additionally, the consent of the Landlord to an assignment of this Lease shall be conditioned upon the following:

A) At the time of the making of such assignment, the Tenant shall not be in default hereunder and that this Lease shall be in full force and effect.

B) The assignee shall use the premises for the same or similar purpose as provided in this Lease.

C) Tenant or the assignee shall pay to the landlord an additional security deposit based on assignee's credit worthiness.

D) The assignee should be in good financial condition and shall personally guaranty the full performance of all the terms, covenants, conditions and provisions of this Lease on Tenant's part.

Provisions of this Lease on Tenants part to be observed and performed includes but are not limited to, the obligations to pay rent and all other sums and charges required to be paid hereunder by the Tenant.

E) The assignee shall personally guaranty the full performance of all terms, covenants, conditions and provisions of this lease on Tenant's part which shall be observed and performed, including but not limited to, the obligation to pay the rent and all other sums and charges required to be paid hereunder by the Tenant.

VII. Tenant shall pay to Landlord as additional rent, a sum of money to reimburse Landlord for its reasonable disbursements and expenses which shall include reasonable attorneys' fees that may be incurred in connection with the processing of any surrender of Lease or any request for consent to assign or sublet.

71. It is mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant shall not interpose any counterclaim in such proceeding. Further, Tenant has agreed to waive his right to sue or start any legal proceeding against the Landlord for any compensation or abatement in regard to the Tenant's loss of business or damages to the Tenant's property.

72. It is mutually agreed that the Landlord is in no way responsible to compensate the Tenant for any repairs or replacement of broken/leaky pipes inside the store. It is the Tenant's full responsibility to repair any and all broken or leaky pipes inside the premises at Tenant's sole cost and expense. Tenant also fully understands that it is the Tenant's full responsibility to pay for the full cost of sewage and drain cleanup, and the Landlord has no responsibility for the Tenant's loss of merchandise in the store for any reason.

73. It is understood and agreed that the Tenant shall provide for his own sanitation pick-up by employing a private sanitation company to remove the garbage from the premises.

74. It is agreed and understood that the Tenant shall pay for its proportionate share of all sewer or drainage cleanup and sewer treatment for the entire building. Tenant's proportionate share of sewer or drainage cleanup and sewer treatment shall be decided solely by the Landlord, which may depend on the store size, type of business and other occupants of the building.

75. It is agreed and understood that the Tenant is responsible to exterminate the premises regularly and keep the premises free of rats, mice, vermin and roaches, ants and other insects.

76. It is mutually agreed and understood that the Landlord has made no representation regarding the condition of the premises and the Tenant has inspected the premises and is fully aware of the physical condition of the premises and takes the same in an "as is" condition. Tenant's use of the premises is at tenant's full risk, liability and responsibility, and the Landlord shall have no liability for Tenant's loss of merchandise or property in the premises. Landlord shall have no liability for Tenant's loss of merchandise or property due to flooding, water leaks, or sewage back-up in the demised premises.

77. It is agreed and understood that in the event of default by the Tenant, every and all pieces of equipment and fixtures in the store are the property of the landlord and shall remain the property of the Landlord. Tenant shall not have the right to remove any of the existing equipment or fixtures from premises without the written consent of the landlord. Tenant is to take all the equipment and the fixtures in the store premises in an "as is" condition. It is fully understood by the Tenant that the Landlord has made no representation regarding the condition of the equipment or fixtures that may exist in the store or the basement.

78. It is agreed and understood that the Landlord is under no obligation to send the Tenant any type of bill or invoice either monthly, quarterly, semi annually, or annually for collection of the monthly rent, additional rent or

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any other payment payable to the Landlord under the terms of this Lease. Landlord will provide the Tenant with a bill for the collection of Real Estate Taxes, Insurance premium, water charges, etc.

79. It is agreed and understood that this Lease is not conditioned upon the Tenant obtaining any permits, licenses or certifications necessary for the operation of its business. If any permits or certificates are needed by the Tenant to commence operation of its business, Tenant shall obtain such permit(s) at his own cost and expense. During the term of this Lease, if any State, local or administrative law requires that Tenant perform specific improvements, adjustments, repairs, replacements, additions, construction, fortifications, demolition, or extensions in the demised premises, the Tenant shall promptly perform such work at his sole cost and expense.

80. Tenant agrees to pay for all water charges either to the Landlord or directly to the water department. If during the term of this Lease, the water meter(s) servicing the demised premises, require any repair, modification or replacement for any reason, at the request of the Landlord or the Water Department, the Tenant shall be responsible to pay for the cost of any repair or replacement of any water meter servicing the demised premises. The Tenant shall pay such costs as soon as same is demanded by the Landlord or the water department. If Tenant fails to pay for the repair, modification or replacement, Tenant shall be in default of this Lease and shall also become responsible for payment of any fines or penalty that may be levied or imposed against the building or the Landlord.

81. Tenant shall not allow or permit any vibration, noise, odor or other undesirable effect to emanate from the premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or any of the other occupants of the building or their customers, agents or invitees or any others lawfully in or upon the building; upon notice by Landlord to Tenant that any of the aforesaid is occurring Tenant shall forthwith (but in all events within five (5) days remove or control the same.

82. It is fully agreed and understood by the Tenant that if the Tenant performs any repairs, construction, modification or demolition in the store premises, throughout the term of this lease, the following procedure shall be followed:

All work performed at the demised premises shall be performed by fully insured, licensed and bonded contractors. All work performed must meet federal, state, city and local regulation. All work must be designed and approved by licensed and insured engineers, architects and designers. Prior to start of any work, all plans and designs must be submitted to the Landlord for approval. No physical work shall commence in the demised premises prior to written approval of the Landlord communicated to the Tenant. Such approval shall not be withheld unreasonably.

Prior to commencement of any work by any contractor or sub-contractor, such contractor or sub-contractor shall provide the Landlord with a signed instrument releasing the Landlord from any contractual disputes relating to work performed on behalf of the Tenant at the demised premises by such contractor or subcontractor.

Prior to commencement of any work at the demised premises, all contractors or subcontractors retained by the Tenant shall provide the Landlord with a duly original executed Release affirming that such entity shall not place a lien against the building housing the demised premises for any reason whatsoever, including but not limited to, contractual disputes between the Tenant and said subcontractor or contractor.

Further, throughout the term of this Lease, the Tenant agrees to defend, indemnify and hold the Landlord harmless from any claim brought against the Landlord or the building housing the demised premises by a contractor, subcontractor or the employees and agents of any contractor or subcontractor that performs any work whatsoever in the demised premises on behalf of the Tenant.

Tenant shall cause drawings and specifications to be prepared prior to start of any work at the premises and shall cause all the construction of the Tenant's space to be performed in accordance with all applicable laws,

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ordinances and regulations of all duly constituted authorities, including, without limitation, Title III of the American with Disabilities Act of 1990, all regulations issued hereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented ("Applicable Laws"). All such drawings and specifications shall be forwarded to the Landlord for approval prior to start of any work in the premises.

Notwithstanding Landlord's review of such drawing and specifications, and whether or not Landlord approves or disapproves or waives its right of approval of such drawings and specifications, Tenant and not Landlord shall be responsible for compliance of such drawings and specifications and of the finish work with all Applicable Laws.

83. It is agreed and understood that the Tenant is responsible for all the fees that any governmental unit or agency may impose for the installation and use of illuminating signs outside of the store premises. Tenant shall obtain all needed permits before installation of an outside sign or canopy. Additionally, the Landlord must approve the installation of any sign or canopy in writing.

84. It is agreed and understood that throughout the term of the Tenant's occupancy of the premises, any and all notices and/or service of process shall be served upon the Tenant only at the address of the demised premises. The Landlord shall have no obligation to serve the Tenant at any other address or location.

85. Tenant covenants and agrees to pay during the term of this lease 5 % of the real estates tax(es) Increases levied and assessed against the entire land and building in which the demised premises are a part. For the purpose of this paragraph only, real estate taxes shall include taxes, water frontage, sewer and other assessments that may appear on the tax bill for the building. Landlord agrees to provide a copy of said tax bill to Tenant. Presentation of the copy of the real estate tax bill by the Landlord to the Tenant together with a statement of the amount due shall be sufficient evidence of the amount due by the Tenant. The amount due by the Tenant shall be paid within ten (10) days after demand and presentation of the bill by the Landlord to the Tenant.

86. In the event the Tenant remains in possession of the demised premises after the expiration of the term of this Lease without having executed a new written lease with the Landlord, such holding over shall be construed as a Tenancy from month to month, subject to all terms and conditions of this Lease, except as to the duration therefore, and in that event, Tenant shall pay rent monthly in advance at a rate equal to 200% the amount of monthly rent payable by Tenant at the expiration of the term herein.

87. This Lease is subordinate and made subject to any mortgages, prior leases, covenants, restrictions, and governmental regulations affecting the demised premises.

88. Any merchandise, fixture, trade fixtures, equipment, appliances, furniture, floor covering or any other property of any kind, nature or description left on or in the demised premises after the premises have been vacated by Tenant, shall at the option of the Landlord become the property of the Landlord.

a) On the last day of the term of this Lease or on earlier termination thereof, Tenant shall peaceably and quietly leave, surrender and deliver to the Landlord the demised premises broom-clean, together with all keys, alternations, changes, additions and improvements which may have been made upon the premises (except movable trade fixtures, put in by the Tenant, at the expense of the Tenant) in good repair and good order and safe condition except for reasonable wear and tear. Tenant, on or before said date shall remove all of the Tenants' personal property from the premises and all property not so removed shall be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by the Landlord without notice to the Tenant and without obligations to account thereof. Tenant's obligations under this paragraph shall survive the expiration or the termination of this Lease. Any and all improvements in the property and any and all structures or fixtures, not attached to the realty, which Tenant shall install and attach to the realty shall be deemed attached to the feehold and automatically become the property of the Landlord upon installation unless the Landlord shall elect otherwise.

b) For all purposes, the premises shall be considered vacated by the Tenant after the substantial removal of the Tenant from the premises or if Tenant's business shall remain closed for business for twenty consecutive calendar days and Tenant has not contacted the Landlord.

89. Whenever any loss, damage, or expense resulting from fire, explosion, or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the leased premises, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, the covered party shall be liable to the extent of any amount recovered by reason of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any such case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof.

90. No recourse shall be had on any of Landlord's obligations hereunder against any corporation, stockholder, officer, partner or joint venture which shall be the owner hereunder, or other holders of any equity interest ("parties") or any affiliate of any party which shall be Landlord or included in the terms "Landlord", whether directly through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation. It is being expressly understood and agreed that Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any other parties. The liability of Landlord for Landlord's obligations under this lease shall be limited the landlord's equity in the real property and Tenant shall not look to other property or assets of Landlord or any other party in seeking either to enforce Landlord's obligations under this lease or to satisfy a judgment for Landlord's failure to perform such obligations.

91. No diminution or abatement of rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements in the building or to its appliances, nor for any space taken by a municipality or the Landlord to comply with any law, ordinance or order of a governmental authority. In respect to the services, if any herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such service when such interruption or curtailment is due to an accident, alterations, or repairs, necessary to be made or the inability or difficulty in securing supplies or labor for such services.

92. In the event that any governmental agency complains about the present use of demised premises by the Tenant and said notice of complaint is delivered to the Landlord, the Landlord shall redeliver a copy of the notice to Tenant demanding that Tenant comply with and correct said complaint. Tenant shall be afforded reasonable time to clear the complaint or violation to the satisfaction of the complaining governmental agency and the Landlord. If Tenant fails to comply, then Tenant shall be in substantial violation and default of this lease.

93. This Lease and Rider contains all of the agreements and representations made between the parties and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease and Rider.

94. Tenant shall permit the Landlord or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the premises are located. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant's use of the premises.

95. This Lease shall be construed and enforced in accordance with the Laws of the State of New York.

96. Tenant shall pay to Landlord annual "Base Rent" payable in equal monthly installments in advance, on the first day of each and every month during the Lease Term (except that the rent for the first month of the Lease Term shall be due and payable immediately upon the execution and delivery of this Lease) as follows:

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PERIOD	MINIMUM BASE MONTHLY RENT IF PAID BEFORE 10TH DAY OF THE MONTH
01/01/04 to 12/31/04	$ 2,600.00
01/01/05 to 12/31/05	$ 2,678.00
01/01/06 to 12/31/06	$ 2,758.34
01/01/07 to 12/31/07	$ 2,841.09
01/01/08 to 12/31/08	$ 2,926.32
01/01/09 to 12/31/09	$ 3,014.10
01/01/10 to 12/31/10	$ 3,104.53
01/01/11 to 12/31/11	$ 3,197.67
01/01/12 to 12/31/12	$ 3,293.60
01/01/13 to 12/31/13	$ 3,392.41

96(A). Landlord has right to terminate the Lease upon sixty days notice to the Tenant. The Landlord shall pay to Tenant the following for Lease termination,

If cancelled	**from**	**01/01/06 to 12/31/06 total amount to be paid**	**$ 80,000**
"	"	**01/01/07 to 12/31/07 total amount to be paid**	**$ 70,000**
"	"	**01/01/08 to 12/31/08 total amount to be paid**	**$ 60,000**
"	"	**01/01/09 to 12/31/09 total amount to be paid**	**$ 50,000**
"	"	**01/01/10 to 12/31/10 total amount to be paid**	**$ 40,000**
"	"	**01/01/11 to 12/31/11 total amount to be paid**	**$ 30,000**
"	"	**01/01/12 to 12/31/12 total amount to be paid**	**$ 20,000**
"	"	**01/01/13 to 12/31/13 total amount to be paid**	**$ 10,000**

If Landlord receives from Tenant any payment ("Partial Payment") less than the sum of the fixed rent, additional rent and other charges when due and owing pursuant to the terms of this lease, Landlord in its sole discretion may allocate such partial payment in whole or in part to any fixed annual rent, any annual rent and/or any other charges or to any combination thereof.

97. It is understood and agreed that the rent herein is due on the first day of each month. In the event that the Tenant does not pay his rent by the (10th) tenth day of the month, there shall be an additional *** **10%** ***penalty charge for bookkeeping and other services necessary to process the late payment of rent. Should Tenant be late more than 3x per year, as defined above, Landlord has the right to Terminate the Lease. The additional *** **10%** *** penalty charge shall also apply to any bounced checks. In addition, Tenant shall pay *** **$ 35.00** *** to the Landlord to cover any bank charges or handling fees brought about by each bounced check.

98. Intentionally Omitted

99. It is agreed that the tenant shall not sublease the demised premises or any part thereof to any one without the written consent of the Landlord whose consent shall be withheld for any reason whatsoever.

100. If, in connection with obtaining financing or refinancing for the Building, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase Tenant's rent obligations and do not materially increase Tenant's non-monetary obligations hereunder (as an example, Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be

curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

101. Tenant covenants that Tenant will not use the demised premises for any unlawful purpose. Tenant agrees to obtain and maintain at Tenant's sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction for the demised premises which may be necessary for the conduct of Tenant's business thereon. Any violation of this provision shall be deemed a material breach of this Lease. Tenant further covenants to comply with all applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the demised premises for the purpose set forth herein. Tenant will indemnify and save Landlord harmless from and against all claims, penalties, loss, damage or expense imposed by reason of a violation of any applicable law or the rules and regulations of governmental authorities having jurisdiction thereof relating to Tenant's use and occupancy.

102. In the event of any legal proceedings including summary proceedings hereafter instituted by Landlord against Tenant, Tenant assumes and agrees to pay to Landlord any expenses, costs, reasonable attorney's fees, marshal's fees, etc., that may be incurred by Landlord incidental to and arising out of such legal proceedings.

103. Tenant shall permit Landlord to erect, use, maintain and repair pipes, ducts, cables, conduits, electrical closets, equipment for the building, plumbing, vents and wires in, to and through the demised premises as and to the extent that the same may be necessary for the proper operation and maintenance of the Building or to the extent necessary to accommodate the requirements of the other tenants of the building, provided such work does not disrupt tenant's business.

104. In the event the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government requires or recommends the installation of a sprinkler system at the demised premises as a result of Tenant's use of the demised premises, or for any other reason, Tenant shall, at its expense, install and thereafter maintain such sprinkler system throughout the term of the Lease.

105. At any time during the term of this Lease and from time to time upon notice by landlord, the Tenant will execute, acknowledge and deliver to landlord, within five (5) days from landlord's notice, a certificate certifying (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, ad modified, and stating the date and nature of each such modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant, of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any mortgage of the demised premises, Building or any part thereof. A failure by Tenant to deliver such certificate within five (5) days from Landlord's notice shall be an Event of Default as defined in this lease.

106. If gas is used in the demised premises, Tenant shall install gas cut-off devices (manual or automatic). If Tenant's installation requires any exhausts to the street, the entire installation of such exhaust shall be subject to Landlord's prior written approval as to the location and aesthetics thereof.

107 Tenant shall pay 5 % of the costs incurred by Landlord to repair, operate and maintain the **Common Area** and the roof(s) of the Building(s) in the center including a reasonable allowance for the Landlords' overhead cost and for depreciation of maintenance equipment, management fees and the cost of any insurance for

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which Landlord is not reimbursed. Such costs shall also include (but not limited to) Lighting, Cleaning and Maintaining parking lot, snow removal, sweeping, etc.

108. JOINT AND SEVERAL: If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as defined in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of any one or more of them with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of the persons executing this Lease had so acted or so given or received such notice or refund or so signed.

108 (A). Tenant acknowledges that they have no right to use any basement space at demised premises. Tenant must move any and all equipment in basement belong to the tenant.

109. Tenant Information: **Little Neck Health Connection, Inc.**
Neeraj Kumar

Address:

Phone: (###) ###-####

Social Security: ###-##-####

Driver License:

Names of all shareholders if a corporation:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the day and year first above written:

LANDLORD: /s/ Little Neck Commons LLC
Little Neck Commons, LLC

TENANT: /s/ Little Neck Health Connections, Inc.
Little Neck Health Connection, Inc.

BY:
/s/ Neeraj Kumar
Neeraj Kumar